CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of The Aegis Funds and to the use of our report dated February 27, 2013 on the financial statements and financial highlights of Aegis High Yield Fund, a series of beneficial interest in The Aegis Funds. Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

     BBD, LLP

Philadelphia, Pennsylvania
April 26, 2013